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                                                                    Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 11, 1998 included in Penton Media Inc.'s Form 8-K/A dated November 24, 1998 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

Stamford, Connecticut
August 25, 2000